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                                 EXHIBIT 99(c)


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be Held ____________, 1997

To the Shareholders of
The Woodstown National Bank & Trust Company:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Woodstown National Bank & Trust Company ("WNB") will be held at The Salem County Sportmen's Club, Inc., Route 40, Carney's Point, New Jersey, on January ____, 1997, at 11:00 a.m. local time, for the following purposes:

           (1) To consider and vote upon a proposal to approve the merger (the "Merger") of WNB and a subsidiary of Fulton Financial Corporation ("FFC"), in accordance with the terms of the Merger Agreement dated September 30, 1996, as amended as of November 1, 1996, between WNB and FFC (a copy of which, without exhibits or schedules, is attached to the accompanying Proxy Statement/Prospectus as Exhibit A). In the Merger, each of the outstanding shares of Common Stock, par value $0.22 per share (the "Shares"), of WNB will automatically be converted into the right to receive 1.60 shares of FCC's Common Stock. Following the Merger, the resulting bank will operate as a wholly-owned subsidiary of FFC under the name "The Woodstown National Bank & Trust Company." The Merger is more fully described in the accompanying Proxy Statement; and

           (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof, including, without limitation, a motion to adjourn or postpone the Meeting to another time and place for the place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

     The Board of Directors has fixed the close of business on [Date], as the record date for the Special Meeting. Only those persons who are record holders of WNB Common Stock at such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. The attached Proxy Statement/ Prospectus forms a part of this Notice and is incorporated herein by reference.

     THE AFFIRMATIVE VOTE OF THE HOLDERS TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF WNB ENTITLED TO VOTE THEREON WILL BE REQUIRED TO ADOPT THE MERGER AGREEMENT PROVIDING FOR THE MERGER OF WNB WITH A SUBSIDIARY OF FFC. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                       By order of the Board of Directors

Woodstown, New Jersey
December ____, 1996                    ---------------------------
                                       Ralph Homan
                                       Secretary